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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Janet M. Hansen and/or Jack E. McGregor, and each of them, severally, as his or her true and lawful attorneys-in-fact and agents, with power to act with or without the other and with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-4, and any and all amendments or post-effective amendments thereto, effecting the registration under the Securities Act of 1933 of Common Stock of Aquarion Company (the "Company") to be issued by the Company pursuant to the terms of the Acquisition Agreement dated as of September 1992 among the Company, the New Canaan Company and Bridgeport Hydraulic Company, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.


          WILLIAM S. WARNER               Chairman of the Board of Directors
- --------------------------------------    and Director
          William S. Warner


          JACK E. MCGREGOR                President, Chief Executive Officer
- --------------------------------------    and Director
          Jack E. McGregor                (Principal Executive Officer)


          JANET M. HANSEN                 Senior Vice President and Chief
- --------------------------------------    Financial Officer (Principal
          Janet M. Hansen                 Financial and Accounting Officer)


          GEORGE W. EDWARDS, JR.          Director
- --------------------------------------
          George W.Edwards, Jr.


          GEOFFREY ETHERINGTON            Director
- --------------------------------------
          Geoffrey Etherington


         NORWICK R.G. GOODSPEED           Director
- --------------------------------------
         Norwick R.G. Goodspeed
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          JANET D. GREENWOOD              Director
- --------------------------------------
          Janet D. Greenwood


          DONALD M. HALSTED, JR.          Director
- --------------------------------------
          Donald M. Halsted, Jr.


          EUGENE D. JONES                 Director
- --------------------------------------
          Eugene D. Jones


          LARRY L. PFLIEGER               Director
- --------------------------------------
          Larry L. Pflieger


         G. JACKSON RATCLIFFE             Director
- --------------------------------------
         G. Jackson Ratcliffe


           JOHN A. URQUHART               Director
- --------------------------------------
           John A. Urquhart